UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2007

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 7, 2007, Amylin Pharmaceuticals, Inc. entered into an employment agreement with Daniel M. Bradbury in connection with his appointment as Amylin’s President and Chief Executive Officer.  Pursuant to the agreement, effective March 1, 2007, Mr. Bradbury will receive an annual salary of $575,000 and will be eligible to participate in Amylin’s Executive Cash Bonus Program, with a target bonus for 2007 equal to 100% of his base salary.  Mr. Bradbury was also granted an option to purchase 450,000 shares of Amylin’s common stock under Amylin’s 2001 Equity Incentive Plan.  The option will vest over four years from the date of grant.  The agreement also provides that Mr. Bradbury will be eligible to participate in benefits under any executive benefit plan or arrangement which may be in effect from time to time and made available Amylin’s executive or key management employees and in the event of termination of employment without cause, Mr. Bradbury will be entitled to severance benefits including a payment equal to 12 month’s base salary and target bonus and continued company benefits for 12 months following such termination.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2007, Amylin’s Board of Directors awarded cash bonuses to Amylin’s “named executive officers” (as defined by SEC regulations) pursuant to Amylin’s Executive Cash Bonus Plan. Cash bonuses for 2006 were approved for Amylin’s named executive officers as follows:  Daniel M. Bradbury:  $462,600; Ginger L. Graham: $754,880; Mark G. Foletta: $212,950; Alain D. Baron: $247,710; and Orville G. Kolterman: $247,710.  In addition, the Board granted Ginger L. Graham a one-time bonus payment equal to her annual base salary in the amount of $565,000.

In addition to Daniel M. Bradbury’s base salary described in Item 1.01 of this Current Report on Form 8-K, on March 7, 2007, Amylin’s Board of Directors approved the 2007 base salaries for the following named executive officers: Mark G. Foletta: $365,000; Alain D. Baron: $400,000; and Orville G. Kolterman: $400,000.

In addition to the option granted to Daniel M. Bradbury described in Item 1.01 of this Current Report on Form 8-K, on March 7, 2007, Amylin’s Board of Directors approved granting options to the following named executive officers pursuant to Amylin’s 2001 Equity Incentive Plan to purchase the following number of shares of Amylin common stock:  Mark G. Foletta:  70,000 shares; Alain D. Baron: 70,000 shares; and Orville G. Kolterman: 70,000 shares.  The options are exercisable at a price equal to the closing price of Amylin’s common stock on the date of grant.  The options fully vest over four years with one-fourth of the option grant vesting on the first year anniversary of the grant date and in equal monthly installments for three years thereafter.

Reference is made to Item 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 12, 2007	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Governance and Compliance, and Secretary